Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lakeland Industries, Inc. 2012 Stock Incentive Plan of our reports dated April 16, 2012, with respect to the consolidated financial statements of Lakeland Industries, Inc., with respect to the financial statement schedules of Lakeland Industries, Inc., included in its Annual Report (Form 10-K) for the year ended January 31, 2012, filed with the Securities and Exchange Commission.

Birmingham, AL
September 13, 2012